                                                                       Exhibit 5

                            [LETTERHEAD OF KLEGAL OY]




KLegal Oy
Aleksanterinkatu 11 A 9
FIN-15110 Lahti
FINLAND
Tel. +358-3-882-990
Fax: +358-3-882-9930

                                                            Lahti March 18, 2002
Board of Directors
Eimo Oyj

Re:  Eimo Oyj Form S-8

Gentlemen:

In connection with the issuance of up to 1,500,000 Series A shares (the "Securities") of Eimo Oyj (the "Company") pursuant to options granted by the Company under the Eimo 2001 Group Warrant Program, I have examined the following:

1. A copy of the articles of association of the Company (No. 0149182-5) as filed with the Trade Registry on March 12, 1965, and all amendments thereto.

2. Copies of minutes of meetings of the Board of Directors of the Company deemed by me to be relevant to this opinion.

3.   A copy of the Eimo 2001 Group Warrant Program.

In rendering the opinion set forth below, I have assumed that the Securities will be issued to United States residents granted options as described in the Registration Statement and the Plan.

Based on the foregoing, it is my opinion that:

1. The Company is a public limited company in good standing, duly organized and validly existing under the laws of Finland.

2. All necessary corporate proceedings and actions legally required for the registration of the Securities will have been held and taken, the issuance and sale of Securities will be duly and validly authorized by the Company, and the Securities when issued will be fully paid, non-assessable and free of preemptive rights.

This opinion is based solely upon my examination and knowledge of the laws of Finland.

I consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement.

                                                  Very truly yours,



                                                  /s/ Antti Farkkila
                                                  ------------------------------
                                                  Antti Farkkila
                                                  Attorney-at-law